UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) January 13, 2005

                        OCCIDENTAL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)


            DELAWARE                     1-9210               95-4035997
  (State or other jurisdiction         (Commission         (I.R.S. Employer
        of incorporation)             File Number)        Identification No.)

                 10889 WILSHIRE BOULEVARD
                 LOS ANGELES, CALIFORNIA                        90024
         (Address of principal executive offices)            (ZIP code)



               Registrant's telephone number, including area code:
                                 (310) 208-8800
===============================================================================

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01.  Entry into a Material Definitive Agreement
----------  ------------------------------------------


On January 13, 2005, Occidental Petroleum Corporation entered into a new employment agreement with Stephen I. Chazen, Senior Executive Vice President, Chief Financial Officer and head of Corporate Development, replacing his prior agreement which would have terminated in October 2005. The new agreement is for a term expiring in January 2010, and provides for an annual salary of not less than $720,000. In addition, the agreement provides that Mr. Chazen will be eligible to participate in all benefit programs as are generally applicable to all salaried employees and senior executives during the term of the agreement. Mr. Chazen may terminate the agreement at any time upon 60 days notice. Occidental may discharge Mr. Chazen and terminate the agreement for material cause without severance or other pay upon 30 days' written notice. If Mr. Chazen's employment is terminated as a result of incapacity and he is a participant in and qualifies for benefits under Occidental's Long-Term Disability Plan, Occidental will pay Mr. Chazen the difference between 60 percent of his annual salary and the maximum annual disability benefit, for so long as he remains eligible to receive disability benefits. In the event he is terminated without cause, Mr. Chazen will receive an amount equal to twice the sum of his highest base salary and annual cash bonus target, which amount is payable over a two-year compensation period. During the compensation period, Mr. Chazen will continue to be eligible to participate in all employee benefit plans available to salaried employees and senior executives and to exercise stock options and stock appreciation rights previously granted him that are or become exercisable. Following the compensation period, Mr. Chazen will continue as a consultant to Occidental until January 2010, at an annual salary of $50,000. During the compensation period and any consultancy period, any stock-based awards granted prior to Mr. Chazen's termination will continue to vest in the same manner and in the same amounts as if he continued as a full-time employee.


Section 8 - Other Events

Item 8.01.  Other Events
----------  ------------


On January 17, 2005, Occidental issued a press release announcing the division of its oil and gas operations into two core regions -- Western Hemisphere and Eastern Hemisphere. The full text of the press release is attached to this report as Exhibit 99.1.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              OCCIDENTAL PETROLEUM CORPORATION
                                        (Registrant)




DATE:  January 18, 2005     /s/  S. P. Dominick, Jr.
                            ------------------------------------------------
                            S. P. Dominick, Jr., Vice President and Controller
                            (Chief Accounting and Duly Authorized Officer)

                                  EXHIBIT INDEX


        99.1    Press Release dated January 17, 2005